EXHIBIT 1.2
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                        GREATER ATLANTIC FINANCIAL CORP.

                            (A DELAWARE CORPORATION)




                        2,000,000 Shares of Common Stock*




                             UNDERWRITING AGREEMENT




                                 ______ __, 1999





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     *Plus an option to  purchase  from the  Company  up to  300,000  additional shares.


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                                TABLE OF CONTENTS
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

                                                                                                               PAGE

PURCHASE AGREEMENT..............................................................................................-1-
     SECTION 1.   REPRESENTATIONS AND WARRANTIES................................................................-2-

              (a) Representations and Warranties by the Company.................................................-2-
                      (i)      Compliance with Registration Requirements........................................-2-
                      (ii)     Independent Accountants..........................................................-3-
                      (iii)    Financial Statements.............................................................-3-
                      (iv)     No Material Adverse Change in Business.  ........................................-4-
                      (v)      Good Standing of  the Company....................................................-4-
                      (vi)     Good Standing of the Subsidiaries................................................-4-
                      (vii)    Foreign Qualifications...........................................................-4-
                      (viii)   Capital Stock Duly Authorized and Validly Issued.................................-4-
                      (ix)     Capitalization...................................................................-5-
                      (x)      Authorization of Agreement.......................................................-5-
                      (xi)     Authorization and Description of Securities......................................-5-
                      (xii)    Investment Company Act...........................................................-5-
                      (xiii)   Absence of Defaults and Conflicts................................................-5-
                      (xiv)    Absence of Labor Dispute.........................................................-6-
                      (xv)     Absence of Proceedings...........................................................-6-
                      (xvi)    Absence of Further Requirements..................................................-6-
                      (xvii)   Accuracy of Exhibits.............................................................-7-
                      (xviii)  Possession of Intellectual Property..............................................-7-
                      (xix)    Possession of Licenses and Permits...............................................-7-
                      (xx)     Compliance with Laws and Regulations.............................................-7-
                      (xxi)    Title to Property................................................................-8-
                      (xxii)   Registration Rights..............................................................-8-
                      (xxiii)  Warrants, Options and Other Rights...............................................-8-
                      (xxiv)   Environmental Laws...............................................................-8-
                      (xxv)    Tax Matters......................................................................-9-
                      (xxvi)   Insurance........................................................................-9-
                      (xxvii)  Accounting Controls..............................................................-9-
                      (xxiii)  Fees.............................................................................-9-
                      (xxix)   Lock-up Agreements...............................................................-9-
                      (xxx)    Use of Prospectus...............................................................-10-

              (b) Officer's Certificates.......................................................................-10-
     SECTION 2.   SALE AND DELIVERY TO UNDERWRITER; CLOSING....................................................-10-

              (a) Initial Securities...........................................................................-10-
              (b) Option Securities............................................................................-10-
              (c) Payment......................................................................................-11-
              (d) Denominations; Registration..................................................................-11-

     SECTION 3.   COVENANTS OF THE COMPANY.  ..................................................................-11-
              (a) Compliance with Securities Regulations and Commission Requests...............................-11-
              (b) Filing of Amendments.........................................................................-12-
              (c) Delivery of Registration Statements..........................................................-12-
              (d) Delivery of Prospectuses.....................................................................-12-
              (e) Continued Compliance with Securities Laws....................................................-12-
              (f) Blue Sky Qualifications......................................................................-13-
              (g) Rule 158.....................................................................................-13-
              (h) Use of Proceeds..............................................................................-13-






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
              (i) Listing......................................................................................-13-
              (j) Restriction on Sale of Securities............................................................-13-
              (k) Reporting Requirements.......................................................................-14-

     SECTION 4.   PAYMENT OF EXPENSES AND ADVISORY FEE.........................................................-14-
              (a) Expenses.....................................................................................-14-
              (b) Advisory Fee.................................................................................-15-
              (c) Termination of Agreement.....................................................................-15-
              (d) Allocation of Expenses.......................................................................-15-

     SECTION 5.   CONDITIONS OF UNDERWRITER'S OBLIGATIONS......................................................-15-
              (a) Effectiveness of Registration Statement......................................................-15-
              (b) Opinion of Counsel for the Company...........................................................-15-
              (c) Opinion of Counsel for the Underwriter.......................................................-16-
              (d) Officers' Certificate........................................................................-16-
              (e) Accountant's Comfort Letter..................................................................-16-
              (f) Bring-down Comfort Letter....................................................................-16-
              (g) Approval of Listing..........................................................................-16-
              (h) No Objection.................................................................................-16-
              (i) Lock-up Agreements...........................................................................-16-
              (j) Conditions to Purchase of Option Securities..................................................-16-

                      (i)      Officers' Certificate...........................................................-17-
                      (ii)     Opinion of Counsel of the Company...............................................-17-
                      (iii)    Opinion of Counsel for the Underwriter..........................................-17-
                      (iv)     Bring-down Comfort Letter.......................................................-17-
              (k) Additional Documents.........................................................................-17-
              (l) Termination of Agreement.....................................................................-17-

     SECTION 6.   INDEMNIFICATION..............................................................................-18-
              (a) Indemnification of the Underwriter...........................................................-18-
              (b) Indemnification of Company, Directors and Officers...........................................-19-
              (c) Actions against Parties; Notification........................................................-19-
              (d) Settlement without Consent if Failure to Reimburse...........................................-19-

     SECTION 7.   CONTRIBUTION.................................................................................-20-
     SECTION 8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY...............................-21-
     SECTION 9.   TERMINATION OF AGREEMENT.....................................................................-21-

              (a) Termination; General.........................................................................-21-
              (b) Liabilities..................................................................................-21-

     SECTION 10.  NOTICES......................................................................................-22-
     SECTION 11.  PARTIES......................................................................................-22-
     SECTION 12.  GOVERNING LAW AND TIME.......................................................................-23-
     SECTION 13.  EFFECT OF HEADINGS...........................................................................-23-

SCHEDULE A............................................................................................Schedule  A-1
SCHEDULE B............................................................................................Schedule  B-1
SCHEDULE C............................................................................................Schedule  C-1
SCHEDULE D.............................................................................................Schedule D-1
SCHEDULE E............................................................................................Schedule  E-1
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                                      -ii-


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                        GREATER ATLANTIC FINANCIAL CORP.

                            (a Delaware corporation)

                        2,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                             UNDERWRITING AGREEMENT

                                _______ __, 1999

LEGG MASON WOOD WALKER, INCORPORATED
1747 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

     Greater Atlantic  Financial Corp., a Delaware  corporation (the "Company"),
confirms  its  agreement  with  Legg  Mason  Wood  Walker,   Incorporated   (the
"Underwriter"),  with respect to (i) the sale by the Company and the purchase by the Underwriter of 2,000,000  shares of Common Stock,  par value $.01 per share, of the  Company  ("Common  Stock")  and (ii) the  grant  by the  Company  to the
Underwriter  of the option  described  in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of Common Stock to cover  over-allotments,
if  any.  The  aforesaid   2,000,000   shares  of  Common  Stock  (the  "Initial
Securities")  to be  purchased  by the  Underwriter  and all or any  part of the
300,000  shares of Common Stock subject to the option  described in Section 2(b)
hereof (the "Option  Securities")  are  hereinafter  called,  collectively,  the
"Securities."

     The  Company  understands  that the  Underwriter  proposes to make a public offering of the Securities (the  "Offering") as soon as it deems advisable after this Agreement has been executed and delivered. The Underwriter may assemble and manage a  selling  group of  broker-dealers  that are  members  of the  National
Association  of  Securities  Dealers,   Inc.  ("NASD")  to  participate  in  the
solicitation  of purchase  orders for the Securities  under the form of a master selected  dealer  agreement  or  similar  form of  dealer  agreement,  which the
Underwriter has entered into with such broker dealers.

     The Company has filed with the  Securities  and  Exchange  Commission  (the
"Commission") a registration statement on Form SB-2 (No. 333-______) covering the registration of the Securities under the Securities Act of 1933, as amended
(the "1933 Act"),  including the related preliminary prospectus or prospectuses.
Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A
("Rule 430A") of the rules and regulations of the Commission  under the 1933 Act
(the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if






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the  Company  has  elected  to rely upon Rule 434  ("Rule  434") of the 1933 Act
Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information."
Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A
Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule
462(b) of the 1933 Act  Regulations  is herein  referred to as the "Rule  462(b)
Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated
________ __, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.
For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

              (i)  Compliance  with  Registration  Requirements.   Each  of  the
         Registration  Statement and any Rule 462(b) Registration  Statement has
         become  effective  under the 1933 Act and no stop order  suspending the
         effectiveness  of  the  Registration   Statement  or  any  Rule  462(b)
         Registration  Statement  has  been  issued  under  the  1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company,  are contemplated by the Commission,  and any request on the part of the Commission  for  additional  information has been complied with.

              At the  respective  times  the  Registration  Statement,  any Rule
         462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities
         are purchased,  at the Date of Delivery),  the Registration  Statement,
         the  Rule  462(b)   Registration   Statement  and  any  amendments  and
         supplements



                                       -2-


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         thereto  complied  and will comply in all  material  respects  with the requirements  of the 1933 Act and the 1933 Act  Regulations and did not
         and will not contain an untrue  statement of a material fact or omit to state a material  fact  required to be stated  therein or  necessary to make the statements therein not misleading.  Neither the Prospectus nor any  amendments or supplements  thereto,  at the time the Prospectus or any such  amendment  or  supplement  was issued and at the Closing Time
         (and, if any Option Securities are purchased, at the Date of Delivery), included  or will  include an untrue  statement  of a material  fact or omitted or will omit to state a  material  fact  necessary  in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading.  If Rule 434 is used, the Company will comply with the  requirements of Rule 434 and the Prospectus shall not be "materially  different",  as such term is used in Rule 434, from the prospectus  included in the  Registration  Statement at the time it became effective. The representations and warranties in this subsection shall not apply to  statements  in or omissions  from the  Registration
         Statement or Prospectus  made in reliance  upon and in conformity  with information  furnished  to the  Company in  writing by the  Underwriter expressly for use in the Registration Statement or Prospectus.

              Each  preliminary  prospectus and the Prospectus  filed as part of the  Registration  Statement  as  originally  filed  or as  part of any amendment  thereto,  or filed  pursuant to Rule 424 under the 1933 Act, complied  when so  filed  in all  material  respects  with the 1933 Act
         Regulations  and  each   preliminary   prospectus  and  the  Prospectus
         delivered to the  Underwriter  for use in connection with this Offering was identical to the  electronically  transmitted  copies thereof filed with the Commission  pursuant to EDGAR,  except to the extent permitted by Regulation S-T.

              (ii)  Independent  Accountants.  The accountants who certified the
         financial   statements  and  supporting   schedules   included  in  the
         Registration  Statement are independent  public  accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

              (iii) Financial  Statements.  The financial statements included in the  Registration  Statement  and the  Prospectus,  together  with  the related schedules and notes,  present fairly the financial  position of the Company and its  consolidated  subsidiaries  at the dates indicated
         and the results of operations,  shareholders'  equity and cash flows of
         the  Company  and  its   consolidated   subsidiaries  for  the  periods
         specified;   and  said  financial  statements  have  been  prepared  in conformity  with  generally  accepted  accounting  principles  ("GAAP")
         applied on a consistent  basis  throughout  the periods  involved.  The supporting  schedules  included in the Registration  Statement  present fairly in accordance  with GAAP the  information  required to be stated
         therein.  The  selected  consolidated  financial  data and the  summary consolidated  financial data included in the Prospectus  present fairly the  information  shown  therein  and  have  been  compiled  on a basis consistent with that of the audited  financial  statements  included in the Registration Statement.



                                       -3-


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              (iv) No Material Adverse Change in Business.  Since the respective dates as of which  information is given in the  Registration  Statement and the Prospectus,  except as otherwise stated therein,  (A) there has been  no  material  adverse  change  in  the  condition,  financial  or otherwise,  or in the earnings,  business affairs or business prospects of the  Company  and its  subsidiaries  considered  as one  enterprise, whether or not arising in the ordinary  course of business (a "Material
         Adverse Effect"),  (B) there have been no transactions  entered into by the  Company  or any of  its  subsidiaries,  other  than  those  in the ordinary  course of business,  which are  material  with respect to the
         Company and its  subsidiaries  considered  as one  enterprise,  and (C)
         there has been no dividend or distribution  of any kind declared,  paid or made by the Company on any class of its capital stock.

              (v) Good  Standing  of the  Company.  The  Company  has been  duly organized  and is validly  existing as a  corporation  in good standing under the laws of the State of Delaware and has the corporate power and authority to own,  lease and operate its  properties and to conduct its business as described in the  Prospectus  and to enter into and perform
         its  obligations  under  this  Agreement;   and  the  Company  is  duly
         registered as a savings and loan holding company under the Home Owners'
         Loan Act, as amended (the "HOLA").

              (vi) Good Standing of the Subsidiaries. Greater Atlantic Bank (the
         "Bank") and Greater  Atlantic  Mortgage  Corporation  ("GAMC")  (each a
         "Subsidiary"   and   together,   the   "Subsidiaries")   are  the  only
         subsidiaries  of the Company;  the Bank is a federal  savings bank duly organized,  validly existing and in good standing under the laws of the
         United States with  corporate  power and  authority  under such laws to own,  lease and operate  its  properties  and  conduct its  business as described  in the  Prospectus;  the  deposit  accounts  of the Bank are insured by the  Savings  Association  Insurance  Fund  ("SAIF")  of the
         Federal  Deposit  Insurance  Corporation  ("FDIC")  up to  the  maximum allowable  limits thereof;  GAMC has been duly organized and is validly existing as a corporation  in good standing under the laws of the State of Maryland and has  corporate  power and  authority to own,  lease and operate its  properties and to conduct its business as described in the
         Prospectus.

              (vii) Foreign Qualifications. The Company and the Subsidiaries are
         each duly qualified as a foreign  corporation to transact  business and
         are  each  in  good  standing  in  each   jurisdiction  in  which  such
         qualification  is  required,  whether  by  reason of the  ownership  or leasing of  property  or the  conduct  of  business,  except  where the failure  to so  qualify  or be in good  standing  would not result in a
         Material Adverse Effect (as defined in Section l(a)(iv) hereof).

              (viii) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and none of the capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries,



                                       -4-


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         free and  clear  of any  security  interest,  mortgage,  pledge,  lien, encumbrance,  claim or equitable  right;  and none of such  outstanding shares of capital stock of the  Subsidiaries was issued in violation of any  preemptive or similar rights arising by operation of law, or under the charter or by-laws of the Company or the  Subsidiaries or under any agreement to which the Company or any Subsidiary is a party.

              (ix)  Capitalization.   The  authorized,  issued  and  outstanding
         capital  stock of the Company is as set forth in the  Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances,  if any, pursuant to this Agreement,  pursuant to reservations,  agreements or employee  benefit plans referred to in the
         Prospectus  or pursuant to the exercise of  convertible  securities  or options referred to in the Prospectus).

              (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

              (xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common
         Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

              (xii)  Investment  Company  Act.  The Company is not, and upon the issuance  and sale of the  Securities  as herein  contemplated  and the
         application  of  the  net  proceeds   therefrom  as  described  in  the
         Prospectus   will  not  be,  an  "investment   company"  or  an  entity
         "controlled"  by an  "investment  company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject
         (collectively, the "Agreements and Instruments") except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as



                                       -5-


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         described in the  Prospectus  under the caption "Use of Proceeds")  and compliance by the Company with its obligations hereunder have been duly authorized by all necessary  corporate  action and do not and will not, whether  with or  without  the  giving of notice or  passage of time or both,  conflict  with or  constitute  a  breach  of,  or a  default  or
         Repayment  Event (as defined  below)  under,  give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any
         Subsidiary  pursuant to, any of the Agreements and Instruments  (except
         for  such  conflicts,   breaches  or  defaults  or  liens,  charges  or
         encumbrances that would not,  individually or in the aggregate,  result in a  Material  Adverse  Effect),  nor will such  action  result in any violation of the provisions of the charter or by-laws of the Company or any  Subsidiary  or any  applicable  law,  statute,  rule,  regulation,
         judgment,   order,  writ  or  decree  of  any  government,   government
         instrumentality or court, domestic or foreign, having jurisdiction over the Company or any  Subsidiary  or any of their  assets,  properties or
         operations,   including   without   limitation  the  Office  of  Thrift
         Supervision   ("OTS")   and  the  FDIC   (collectively,   "Governmental
         Entities").  As used  herein,  a  "Repayment  Event" means any event or condition  which  gives  the  holder of any  note,  debenture  or other evidence of indebtedness (or any person acting on such holder's behalf)
         the right to require the repurchase,  redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

              (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened.

              (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental
         Entity, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse
         Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (xvi)  Absence  of  Further  Requirements.   No  filing  with,  or
         authorization,   approval,   consent,  license,  order,   registration,
         qualification  or decree of,  any court or  governmental  authority  or agency is necessary or required for the  performance  by the Company of its obligations hereunder, in connection with the offering, issuance or
         sale  of  the  Securities   hereunder  or  the   consummation   of  the
         transactions  contemplated by this Agreement,  except such as have been already  obtained or as may be required  under the 1933 Act or the 1933
         Act Regulations or state securities laws.



                                       -6-



              (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

              (xviii) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") material to the business of the Company and its subsidiaries now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

              (xix) Possession of Licenses and Permits. The Company and its Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Government Entities necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xx) Compliance with Laws and Regulations. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, savings and loan holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

              (xxi) Title to Property. Each of the Company and each of its Subsidiaries has good and marketable title to all properties (real and personal) owned by the Company or its Subsidiaries, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xxii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

              (xxiii) Warrants, Options and Other Rights. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

              (xxiv) Environmental Laws. Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

              (xxv) Tax Matters. The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have timely paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in
         Section 1(a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

              (xxvi) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

              (xxvii) Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxviii) Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

              (xix) Lock-up Agreements. The Company has obtained and delivered to the Underwriter the agreements of the persons and entities named in Schedule A hereto to the effect that each such person and entity will not, for a period of 180 days from the date hereof and except as otherwise provided therein, without the prior written consent of the Underwriter directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that such restrictions shall not apply to a bona fide gift of shares of Common Stock by such person to a person or entity who, prior to such transfer, shall have executed and delivered to the Underwriter an agreement, substantially in the form of the agreement contemplated by this Section 1(a)(xxix), not to take any action prohibited by such agreement with respect to such shares of Common Stock.

              (xxx) Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriter.

         (b) Officer's Certificates. Any certificate signed by any duly authorized officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company 2,000,000 shares of the Securities at the price per share set forth in Schedule B reflecting an underwriting discount equal to 7.0% of the public offering price; provided however, the underwriting discount shall be reduced to 3.0% on sales of Securities to the Company's original investors and members of the Board of Directors of the Company as listed in Schedule C in an aggregate amount of Securities not to exceed $5.0 million based upon the initial offering price.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase, in addition to the Initial Securities, 300,000 shares of the Option Securities at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the aggregate number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of

Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., Washington, D.C. 20005, or at such other place as shall be agreed upon by the Underwriter and the Company at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company on each Date of Delivery as specified in the notice from the Underwriter to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company as the case may be, against delivery to the Underwriter of certificates for the Securities to be purchased.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in the city of Washington, D.C. not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  COVENANTS OF THE COMPANY.

         The Company covenants with the Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as shall be necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the

Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b)
Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq Stock Market, Inc. SmallCap Market (the "Nasdaq SmallCap Market") and will file with the Nasdaq Stock Market, Inc. all documents and notices required by the Nasdaq Stock Market, Inc. of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq SmallCap Market.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

SECTION 4.  PAYMENT OF EXPENSES AND ADVISORY FEE.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the
Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp, capital or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq SmallCap Market, and (xi) the Company's travel in connection with "roadshow" informational meetings and presentations for the brokerage community and institutional investors.

         (b) Advisory Fee. The Company acknowledges and agrees that the Underwriter has provided and is expected to continue to provide the Company with financial advice with respect to the structuring and terms of the Offering. Upon and subject to the closing of the Offering and in consideration of the Underwriter's financial advisory services, the Company will pay to the Underwriter a fee in the amount of $50,000 at the Closing Time. Payment of this financial advisory fee and the related expenses shall not reduce or in any way affect the amount of any other fees or expense reimbursements from the Company to the Underwriter in connection with the Offering, including those payable pursuant to Sections 2 and 4 of this Agreement.

         (c) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(1) or, Section 9(a) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including but not limited to the reasonable fees and disbursements of counsel for the Underwriter and expenses in connection with the financial advisory services described in Section 4(b) hereof, in an amount not to exceed $100,000.

         (d) Allocation of Expenses. The provisions of this Section shall not affect and, as between the Underwriter, on the one hand, and the Company on the other hand, shall not be affected by, any agreement that the Company may make for the sharing of such costs and expenses.

SECTION 5.        CONDITIONS OF UNDERWRITER'S OBLIGATIONS.

         The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Schedule D.

         (c) Opinion of Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Underwriter, with respect to the Securities and other related matters as the Underwriter may require.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from BDO Seidman, LLP a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from BDO Seidman, LLP a letter, dated as of Closing Time, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq SmallCap Market, subject only to official notice of issuance.

         (h) No Objection.  The NASD shall have confirmed that it has not raised
any  objection  with  respect  to  the  fairness  and   reasonableness   of  the
underwriting terms and arrangements.

         (i) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Schedule E hereto signed by the persons listed on Schedule A hereto (which includes each director and officer of the Company and each shareholder, and holder of option, warrants or other securities exercisable, convertible or exchangeable for Common Stock, who beneficially owns 2% or more of the outstanding Common Stock).

         (j) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, and the Underwriter shall have received:

              (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

              (ii) Opinion of Counsel of the Company. The favorable opinion of Muldoon, Murphy & Faucette LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (iii) Opinion of Counsel for the Underwriter. The favorable opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

              (iv) Bring-down Comfort Letter. A letter from BDO Seidman, LLP in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (k) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of the Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  INDEMNIFICATION.

         (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                (iii)  against  any  and all  expense  whatsoever,  as  incurred
         (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  CONTRIBUTION.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.  TERMINATION OF AGREEMENT.

         (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the

Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq Stock Market, Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Stock Market, Inc. has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Maryland authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Legg Mason Wood Walker, Incorporated, 1747 Pennsylvania Avenue, N.W., Washington, D.C. 20006, attention of Mark C. Micklem with a copy to Norman B. Antin, Esq., Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., Washington, D.C. 20005, and notices to the Company shall be directed to it at Greater Atlantic Financial Corp., 10700 Parkridge Boulevard, Suite 450, Reston, Virginia 20191, attention of Carroll E. Amos with a copy to George W. Murphy, Jr., Esq., Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016.

SECTION 11.  PARTIES.

         This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.  GOVERNING LAW AND TIME.

         This agreement shall be governed by and construed in accordance with the laws of the State of Maryland. Except as otherwise set forth herein, specified times of day refer to Eastern time.

SECTION 13.  EFFECT OF HEADINGS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

                                      Very truly yours,

                                      GREATER ATLANTIC FINANCIAL CORP.

                                      By:
                                         ------------------------------------
                                          Carroll E. Amos
                                          President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEGG MASON WOOD WALKER, INCORPORATED

By :
     ---------------------------------
     Mark C. Micklem
     Managing Director

                                   SCHEDULE A
                                   ----------




List of Shareholders subject to lock-up agreements
--------------------------------------------------








                                  Schedule A-1

                                   SCHEDULE B
                                   ----------


2,000,000 Shares of Common Stock
(Par Value $.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_____.

2. The purchase price per share for ____ Securities to be paid by the Underwriter shall be $_____, being an amount equal to the initial public offering price set forth above less $____ per share and the purchase price per share for _____ Securities to be paid by the Underwriters for shares sold to persons listed on Schedule C shall be $_____, being an amount equal to the initial public offering price set forth above less $_____ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in
     Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.






                                  Schedule B-1

                                   SCHEDULE C
                                   ----------

                                                               Number of Shares
                                                               ----------------

William Calomiris

Ralph Ochsman

Peter Calomiris

Robert Harris

Jeffrey M. Gitleman

Paul Cinquegrana

Caroll E. Amos

Marvin R. Jawer, Irrevocable Trust #1

Robert I. Schattner

Bruce D. Ochsman

Lynnette Taylor

James Vito






                                  Schedule C-1

                                   SCHEDULE D
                                   ----------

                           FORM OF OPINION OF COUNSEL

         The  opinion of counsel  for the  Company to be  delivered  pursuant to
Section 5(b) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission. At the time the Registration Statement became effective and at the Closing Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, except that we do not express any opinion as to the financial statements, schedules and other financial, statistical or accounting data included therein or the exhibits to the Registration Statement. The Prospectus filed as part of the Registration Statement as originally filed and as filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, except that we do not express any opinion as to the financial statements, schedules and other financial, statistical or accounting data included or incorporated by reference therein or the exhibits to the Registration Statement.

         2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         3. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         4. The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended, and, to our knowledge, the Company possesses the foreign qualifications necessary to carry on the business of the Company, as described in the Prospectus, except where the failure to have such qualifications would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as a whole.

         5. The Bank has been duly incorporated and is validly existing as a federal savings bank under the laws of the United States and has the corporate power and authority and foreign qualifications necessary to own, lease and operate its properties and to conduct its business, as described in the Prospectus, except where the failure to have such authority or qualifications would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as a whole; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest,



                                  Schedule D-1
mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Bank.

         6. GAMC has been duly organized and is validly existing as a corporation in god standing under the laws of the State of Maryland and has the corporate power and authority and foreign qualifications necessary to own, lease and operate its properties and to conduct its business, as described in the Prospectus, except where the failure to have such authority or qualifications would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as a whole; all of the issued and outstanding capital stock of GAMC has been duly authorized and validly issued, is fully paid and non-assessable and is owned in directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares was issued in violation of the preemptive rights of any stockholder of GAMC.

         7. The Company had at the date indicated a duly authorized capitalization as set forth in the Prospectus; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and the stockholders of the Company have no preemptive rights.

         8. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         9. The Securities have been duly authorized for issuance by the Company; and the Securities, when delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         10. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject except for such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as a whole.

         11. At the time the Registration Statement became effective, the Registration Statement (except for the financial statements, notes to financial statements, schedules and other financial or statistical information and data included therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         During the course of preparation of the Prospectus, we reviewed the Prospectus and participated in discussions with officers of the Company and the Bank, and their advisors and



                                  Schedule D-2
discussed the business and affairs of the Company with officers and representatives of the Company. Although we have not undertaken to determine independently, and are not passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus or the Registration Statement, on the basis of such review and discussions, nothing has come to our attention that caused us to believe that the Registration Statement (other than the financial statements, notes to financial statements, schedules and other financial and statistical information and data included therein or omitted therefrom, as to which we express no opinion), at the time it became effective or the date hereof contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading or that the Prospectus (other than the financial statements, notes to financial statements, schedules and other financial and statistical information and data included therein or omitted therefrom, as to which we express no opinion), as of its date or the date hereof contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.





                                  Schedule D-3

                                   SCHEDULE E
                                   ----------

                            FORM OF LOCK-UP AGREEMENT

TO:      Greater Atlantic Financial Corp.
         Legg Mason Wood Walker, Incorporated

         The undersigned hereby agrees that, without first obtaining the prior written consent of Legg Mason Wood Walker, Incorporated ("Legg Mason"), which shall not be unreasonably withheld, he or she will not, directly or indirectly, sell or otherwise dispose of, or offer or contract to sell, any shares of Common Stock of Greater Atlantic Financial Corp. (the "Company") or any securities convertible into the Common Stock of the Company (i) during the period of the of underwritten public offering by Legg Mason which is conducted pursuant to an underwriting agreement executed by the Company with Legg Mason, and (ii) for an additional period extending 180 days after the completion of such offering.

         The undersigned understands that the prospectus pertaining to the offering will disclose the above agreement of the undersigned, as part of similar commitments of other executive officers, directors and certain stockholders of the Company as a group, and that any breach by the undersigned of this agreement could subject the undersigned to legal action by the Company, Legg Mason or others for damages and injunctive relief.

         The undersigned represents and acknowledges that this agreement is being executed in order to induce Legg Mason to enter into the underwriting agreement with respect to the Company's public offering, and that Legg Mason would not enter into such underwriting agreement in the absence of this agreement by the undersigned. This agreement shall be governed by the laws of the State of Maryland.

                                        --------------------------------------
                                        (signature)

                                        --------------------------------------
                                        (print name)

Accepted:

GREATER ATLANTIC FINANCIAL CORP.

By:
           -------------------------
           Name:
                 -------------------
           Title:
                 -------------------

LEGG MASON WOOD WALKER, INCORPORATED


By:
           -------------------------
           Name:
                 -------------------
           Title:
                 -------------------



                                  Schedule E-1